EXHIBIT 11.1

Centigram  Communications  Corporation
Statement  of  Computation  of  Net  Loss  Per  Share
(In thousands, except per share data - unaudited)

                                                             Quarter Ended                Six Months Ended
                                                          May 3,       April 27,       May 3,         April 27,
                                                           1997          1996           1997             1996
                                                       ----------     ----------     ----------       ---------
Net loss                                               $  (6,304)     $  (1,311)     $  (5,624)       $   (804)
                                                       ----------     ----------     ----------       ---------
                                                       ----------     ----------     ----------       ---------

Computation of common and common equivalent
shares outstanding:
  Common stock                                              6,994          6,806          6,977          6,767
  Stock options                                               -              -              -              -
                                                       ----------     ----------     ----------       ---------
Common and common equivalent shares used in
computing per share amounts                                 6,994          6,806          6,977          6,767
                                                       ----------     ----------     ----------       ---------
                                                       ----------     ----------     ----------       ---------

Net loss per share                                     $     (.90)    $     (.19)    $     (.81)      $   (.12)
                                                       ----------     ----------     ----------       ---------
                                                       ----------     ----------     ----------       ---------


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Fully diluted computation not presented since such amount differs by less than
3% of the net per share amounts shown above.




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